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                                                                   EXHIBIT 10.09

                                     FORM OF
     FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION CHANGE IN CONTROL SEVERANCE
                               COMPENSATION PLAN

A. PURPOSE.

      The purpose of the First Federal Savings and Loan Association Change in Control Severance Compensation Plan (the "Plan") is to ensure the successful continuation of the business of First Federal Savings and Loan Association (the "Bank") and the fair and equitable treatment of employees following a Change in Control (as defined below).

B. COVERED EMPLOYEES.

      Subject to paragraph C below, any employee of the Bank (or an affiliate that has adopted that Plan in accordance with paragraph H) with at least one year of service as of his or her termination date shall be eligible to receive a Change in Control Severance Benefit (as defined below) if, within the period beginning on the effective date of a Change in Control and ending on the first anniversary of such date, (i) the employee's employment is involuntarily terminated or (ii) the employee terminates employment voluntarily after being offered continued employment in a position that is not a Comparable Position (as defined below).

C. LIMITATIONS ON ELIGIBILITY FOR CHANGE IN CONTROL SEVERANCE BENEFITS.

      1. No employee shall be eligible for a Change in Control Severance Benefit if (a) his or her employment is terminated for "Cause", (b) he or she is offered a Comparable Position and declines to accept such position or (c) the employee is, at the time of termination of employment, a party to an individual employment agreement or change in control agreement.

      2. For purposes of this Plan, a termination of employment for "Cause" shall include termination because of the employee's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or violation of any final cease-and desist order, or material breach of any provision of the plan.

      3. For purposes of this Plan, a "Comparable Position" shall mean a position that would (i) provide the employee with base compensation and benefits that are comparable in the aggregate to those provided to the employee prior to the Change in Control, (ii) provide the employee with an opportunity for variable bonus compensation that is comparable to the opportunity provided to the employee prior to the Change in Control, (iii) be in a location that would not require the employee to increase his or her daily one way commuting distance by more than twenty-five (25) miles as compared to the employee's commuting distance immediately prior to the Change in Control and (iv) have job skill requirements and duties that are comparable to the requirements and duties of the position held by the employee prior to the Change in Control.

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D. DEFINITION OF CHANGE IN CONTROL.

      For purposes of this Plan, "Change in Control" means the occurrence of any one of the following events:

      (1) Merger: Kentucky First Federal Bancorp, Inc. (the "Company") merges into or consolidates with another corporation, or merges another corporation into the Company, and as a result less than a majority of the combined voting power of the resulting corporation immediately after the merger or consolidation is held by persons who were stockholders of the Company immediately before the merger or consolidation.

      (2) Acquisition of Significant Share Ownership: The Company files, or is required to file, a report on Schedule 13D or another form or schedule (other than Schedule 13G) required under Sections 13(d) or 14(d) of the Securities Exchange Act of 1934, if the schedule discloses that the filing person or persons acting in concert has or have become the beneficial owner of 25% or more of a class of the Company's voting securities, but this clause (b) shall not apply to beneficial ownership of Company voting shares held in a fiduciary capacity by an entity of which the Company directly or indirectly beneficially owns 50% or more of its outstanding voting securities.

      (3) Change in Board Composition: During any period of two consecutive years, individuals who constitute the Company's Board of Directors at the beginning of the two-year period cease for any reason to constitute at least a majority of the Company's Board of Directors; provided, however, that for purposes of this clause (iii), each director who is first elected by the board (or first nominated by the board for election by the stockholders) by a vote of at least two-thirds (2/3) of the directors who were directors at the beginning of the two-year period shall be deemed to have also been a director at the beginning of such period; or

      (4) Sale of Assets: The Company sells to a third party all or substantially all of its assets.

E. DETERMINATION OF THE CHANGE IN CONTROL SEVERANCE BENEFIT.

      The Change in Control Severance Benefit payable to an eligible employee under this Plan shall be determined as follows:

      (1) An eligible employee who becomes entitled to receive a Change in Control Severance Payment under the Plan shall receive a benefit determined under the following schedule:

            (a) The basic benefit under the Plan shall be determined as the product of (i) the employee's years of service from his or her hire date (including partial years) through the termination date and (ii) one (1) month of the employee's Base Compensation (as defined below). A "year of service" shall mean each 12-month period of service following an employee's hire date determined without regard to the number of hours worked during such period(s).

            [(b) EACH PARTICIPANT WHO IS A DESIGNATED OFFICER AND WHO IS ENTITLED TO A PAYMENT UNDER THIS PLAN SHALL RECEIVE FROM THE BANK, A LUMP SUM CASH PAYMENT EQUAL TO THE GREATER OF (i) A PAYMENT DETERMINED UNDER THE FORMULA IN SUBPARAGRAPH (a) ABOVE OR (II) ____ TIMES THE OFFICER'S BASE SALARY AS OF HIS TERMINATION DATE. FOR

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                  PURPOSES OF THIS PLAN, A "DESIGNATED OFFICER" IS AN OFFICER OF
                  THE BANK OR THE COMPANY SELECTED BY THE BOARD OF DIRECTORS OF THE BANK TO RECEIVE A SEVERANCE BENEFIT UNDER THIS
                  SUBPARAGRAPH (b).]

            (c) Notwithstanding anything in this Plan to the contrary, the minimum payment to an eligible employee under this Plan shall be one (1) month of Base Compensation and the maximum payment to an eligible employee shall not exceed twelve (12) months of Base Compensation.

      (2) The Change in Control Severance payment shall be made in a lump sum not later than five (5) business days after the date of the employee's termination of employment.

      (3) For the purpose of making severance determinations under this paragraph D, "Base Compensation" shall mean:

            (a) for salaried employees, the employee's annual base salary at the rate in effect on his or her termination date or, if greater, the rate in effect on the date immediately preceding the Change in Control.

            (b) for employees whose compensation is determined in whole or in part on the basis of commission income, the employee's base salary at termination (or, if greater, the base salary on the date immediately preceding the effective date of the Change in Control), if any, plus the commissions earned by the employee in the twelve (12) full calendar months preceding his or her termination date (or, if greater, the commissions earned in the twelve (12) full calendar months immediately preceding the effective date of the Change in Control).

            (c) for hourly employees, the employee's total hourly wages for the twelve (12) full calendar months preceding his or her termination date or, if greater, the twelve (12) full calendar months preceding the effective date of the Change in Control.

F. WITHHOLDING.

      All payments will be subject to customary withholding for federal, state and local tax purposes.

G. PARACHUTE PAYMENT.

      Notwithstanding anything in this Plan to the contrary, if a benefit to an employee who is a "Disqualified Individual" shall be in an amount which includes an "Excess Parachute Payment" taking into account payments under this Plan and otherwise, the benefit under this Plan to that employee shall be reduced to the maximum amount which does not include an Excess Parachute Payment. The terms "Disqualified Individual" and "Excess Parachute Payment" shall have the same meanings as under Section 280G of the Internal Revenue Code of 1986, as amended, or any successor provision thereto.

H. ADOPTION BY AFFILIATES.

      Upon approval by the Board of Directors of the Bank, this Plan may be adopted by any affiliate of the Bank. Upon such adoption, the affiliate shall become an Employer hereunder and the provisions of the Plan shall be fully applicable to the Employees of that affiliate.

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I. ADMINISTRATION.

      The Plan is administered by the Board of Directors of the Bank, which shall have the discretion to interpret the terms of the Plan and to make all determinations regarding eligibility for and payment of benefits. All decisions of the Board, any action taken by the Board with respect to the Plan and within the powers granted to the Board under the Plan, and any interpretation by the Board of any term or condition of the Plan, are conclusive and binding on all persons, and will be given the maximum possible deference allowed by law. The Board may delegate and reallocate any authority and responsibility with respect to the Plan.

J. SOURCE OF PAYMENTS.

      All amounts payable under the Plan will be paid in cash from the general funds of the Bank; no separate fund will be established under the Plan; and the Plan will have no assets.

K. INALIENABILITY.

      In no event may any Employee sell, transfer, anticipate, assign or otherwise dispose of any right or interest under the Plan. At no time will any such right or interest be subject to the claims of creditors, nor liable to attachment, execution or other legal process.

L. GOVERNING LAW.

      The provisions of the Plan will be construed, administered and enforced in accordance with the laws of Kentucky, except to the extent that federal law applies.

M. SEVERABILITY.

      If any provision of the Plan is held invalid or unenforceable, its invalidity or unenforceability will not affect any other provision of the Plan, and the Plan will be construed and enforced as if such provision had not been included.

N. NO EMPLOYMENT RIGHTS.

      Neither the establishment nor the terms of this Plan shall be held or construed to confer upon any employee any right to continued employment by the Bank, nor shall they constitute a contract of employment, express or implied. The Bank reserves the right to dismiss or discipline any employee to the same extent and on the same basis as though this Plan had not been adopted. Nothing in this Plan is intended to alter the at-will status of the Bank's employees. Except to the extent otherwise expressly set forth to the contrary in an individual employment-related agreement, the employment of any employee may be terminated at any time by either the Bank or the employee with or without cause.

O. AMENDMENT AND TERMINATION.

      The Plan may be terminated or amended in any respect by resolution adopted by a majority of the Board of Directors of the Bank, unless a Change in Control has previously occurred. If a Change in Control occurs, the Plan no longer shall be subject to amendment, change, substitution, deletion, revocation or termination in any respect whatsoever. The form of any proper amendment or termination of the Plan shall be a written instrument signed by a duly authorized officer or officers of the Bank, certifying that the amendment or termination has been approved by the Board of Directors. A proper

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amendment of the Plan automatically shall effect a corresponding amendment to each Participant's rights hereunder. A proper termination of the Plan automatically shall effect a termination of all employees' rights and benefits hereunder.

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      IN WITNESS WHEREOF, a duly authorized officer of the Bank has executed this Plan as of the date first above written.

ATTEST:                               FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION

______________________________        __________________________________________

241501

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